Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 2003 relating to the combined statement of revenues and certain expenses of Bank of America Small Office Portfolio, which appears in the Registration Statement on Form S-11 as amended of American Financial Realty Trust (File No. 333-104000). We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

New York, New York

October 14, 2003